Exhibit 10









                              August 1, 1994



Mr. Charles P. McCormick, Jr.
6761 S.E. North Marina Way
Stuart, Florida  34996

Dear Buzz:

     On behalf of the Board of Directors of McCormick & Company,
Incorporated (the "Company"), I would like to take this opportunity to confirm your election to the role of Chairman of the Board by unanimous vote of the Board at its meeting on July
18, 1994.

     In your role as Chairman, you have agreed to provide your counsel, guidance and expertise regarding the affairs of the Company as from time to time may be requested by the Board of Directors and/or the President of the Company. To that end, it is anticipated that such consultative services will require that you devote approximately 10-12 days per month to the affairs of the Company. You have agreed to continue to provide such services as Chairman until such time as the Board of Directors has determined that an orderly transition of that position and its attendant duties can be effectuated.

     In consideration of your agreement to render such services, you will receive a monthly stipend of Sixteen Thousand Six Hundred Sixty-Six Dollars and Sixty-Seven Cents ($16,666.67), payable on or about the fifteenth day of each month, together with such additional cash payments as may be deemed appropriate by the Compensation Committee of the Board of Directors consistent with the performance of the Company. In addition, the Company will reimburse you for reasonable and customary expenses incurred by you in providing such services, including, but not necessarily limited to, travel expenses, meals, lodging, and business related entertainment.
Charles P. McCormick, Jr.
August 1, 1994
Page 2




     If the foregoing correctly expresses our understanding, please sign a copy of this letter in the space provided below and return it to me.

                              Very truly yours,
                              McCORMICK & COMPANY, INCORPORATED



                              BY:  /s/H. Eugene Blattman
                                   H. Eugene Blattman
                                   President & CEO



                              BY:  /s/Karen D. Weatherholtz
                                   Karen D. Weatherholtz
                                   Vice President-Human Relations
                                   Secretary-Compensation
                                        Committee


AGREED AND ACCEPTED this

23rd day of August, 1994.




BY:   /s/Charles P. McCormick, Jr.
     Charles P. McCormick, Jr.











SGL1093.DMD